Contract # 01012020DG

Контракт № 01012020DG

Date: 01.01.2020 Kiev	Дата: 01.01.2020 г. Киев
This Independent Contractor Services Agreement ("Contract" or "Agreement") is entered on January 1st, 2020 ("Effective Date") between **Rentberry, Inc.** represented by CEO Oleksiy Lyubynskyy ("Customer") and private entrepreneur **Denys Holubovskyi** ("Executor" or "Developer"). ("Executor" or "Developer").	Данный Договор Независимого Подрядчика Услуг ("Контракт" или "Договор") заключен 1 января 2020 года ("Дата вступления в силу") между **Rentberry, Inc**. в лице генерального директора Любинского Алексея ("Заказчик") и физическим лицом-предпринимателем **Голубовский Денис**, ("Подрядчик" или "Разработчик").
Denys Holubovskyi, acting under jurisdiction of Ukraine, will provide software development services according to the following terms:	Голубовский Денис, действующий в соответствии с юрисдикцией Украины, предоставляет услуги по разработке программного обеспечения на следующих условиях:
1. Subject of the Contract. As requested by the Customer and agreed by the Developer, from time to time in writing or email, provide software development services according to the terms of this Agreement. If the Customer wishes to obtain services on any other basis or terms, the parties must sign a separate agreement.	1. Предмет Контракта. В соответствии с запросами от Заказчика, согласованными с Разработчиком, в письменном или электронном виде, предоставляет услуги по разработке программного обеспечения на условиях, оговоренных данным Контрактом. Для получения услуг на других условиях либо получения услуг другого рода должен быть заключен отдельный контракт.
2. Changes in Plans. The Developer shall not be penalized for damages caused by deadline or cost overruns; neither shall overruns entail any increase in cost for the Customer. Changes and alterations (minor changes) to the schedule / agreed tasks should be requested in writing by the Customer.	2. Корректировка планов. К Разработчику не могут быть применены штрафные санкции в случае превышения бюджета или сроков выполнения проекта. Таковые превышения не влекут за собой увеличения стоимости проекта. Небольшие изменения в плане проекта производятся на основании письменного запроса со стороны Заказчика.
3. Compensation. The Customer pays for services rendered under this Contract on a monthly basis, which is 6,085 USD per month.	3. Компенсация. Заказчик оплачивает услуги, оказанные в рамках данного Контракта на ежемесячной основе, что составляет 6,085 долларов США в месяц.
4. Payment. The Developer shall invoice the Customer on the first day of each month. A deed of performed work on the services provided will be signed. Within 30 days after services are provided, the Customer shall pay the Developer for the invoiced services. Payments will be made in USD currency.	4. Оплата. Разработчик выставляет счет Заказчику первого числа каждого месяца за фактически проделанную работу. Для подтверждения выполнения и принятия работ составляется акт выполненных работ, который подписывается обеими сторонами. В течение 30 дней после выполнения услуг Заказчик оплачивает выставленный счет. Платежи выполняются в долларах США.

5. Warranties and Limitations. (a) Except for materials provided by the Customer to the Developer for incorporation into the Developer work product, the Developer warrants that it will have the appropriate right, title, and interest to the software development tools used, and the work product will not infringe any rights of third parties due to such software. (b) The Developer will use reasonable efforts to attempt to correct any reported design or programming errors as a service to be provided under this Agreement. (c) The Developer must not introduce any malicious software or backdoors.	5. Гарантии и ограничения. (a) В части материалов, предоставленных Разработчику Заказчиком для использования в процессе работы, Разработчик гарантирует, что обладает необходимыми правами на материалы и программные средства, используемые в процессе работы и что предоставленные таким образом продукты, не нарушают никаких прав и патентов третьих сторон. (b) Разработчик обязуется приложить разумные усилия для исправления замеченных программных ошибок и ошибок в спецификации в качестве услуг на условиях данного Контракта. (c) Разработчик обязуется не вносить в разрабатываемое ПО вредоносного кода.
6. Transfer of Ownership. The Customer has exclusive, unrestricted and transferable rights of use and enjoyment of the product including rights of revision and transformation. The Developer shall retain no rights to any of the work product produced.	6.Передача прав на интеллектуальную собственность. Разработчик уступает авторские права на машинный код и/или приложения, разработанные в рамках данного Контракта, в пользу Заказчика. Разработчик не оставляет за собой никаких прав на работы, выполненной в рамках данного Контракта.
7. Confidential Information. The Developer agrees that it will not, directly or indirectly, disclose to or make available for use by anyone other than the Customer during the term of this Agreement and for two years following its termination, any information marked confidential or identified to the Developer as confidential, unless the same shall have first become generally known and published through no fault of the Developer or shall have been already known to the Developer. The Developer further agrees not to disclose at anytime, unless compelled to by legal proceedings, any project documentation, source code, or other work product produced without the express written consent of the Customer. The Developer must not provide any demonstration (offline or online) or installation of the developed software or parts of it to other parties. Neither does the Developer write, produce nor distribute articles (weblog entries, articles) or screencasts regarding the project without written permission of the Customer.	7. Соглашение о конфиденциальности. Разработчик обязуется, во время действия Контракта и в течении двух лет после его завершения, не разглашать или делать доступной для кого-либо, за исключением Заказчика любую информацию, имеющую отметку о конфиденциальности либо указанную Разработчику как имеющею характер конфиденциальной, за исключением случаев когда эта информация стала публично доступной не по вине Разработчика либо уже была известна Разработчику. Кроме того, Разработчик обязуется не разглашать никогда, за исключением определенных законом случаев, любую проектную документацию, исходный код, либо другие рабочие продукты без предварительного письменного разрешения Заказчика. Разработчик не может передавать демонстрационную или полнофункциональную версию ПО третьей стороне. Разработчик не имеет права создавать и публиковать информацию о продукте без предварительного письменного разрешения Заказчика.

8. Legal Relationship. Except to the extent specifically required under the terms of this Agreement, the Developer shall not be deemed an agent or servant of the Customer and may not represent itself as having any authority to act on behalf of the Customer without the Customer's prior written consent. This Agreement shall not be interpreted as establishing anything other than a consultant relationship and no partnership, employer/employee, joint venture, agency, or other arrangement shall be inferred. This Contract expires on December 31st, 2020. If the Customer wishes to obtain further services after this date is reached, a new contract shall be signed.	8. Правовые отношения. За исключением рамок, явно обозначенных данным Контрактом, Разработчик не может считаться представителем, служащим или доверенным лицом Заказчика и не может представлять себя как имеющим какие-либо права, выступать от лица Заказчика без предварительного письменного разрешения от Заказчика. Данный Контракт не может быть интерпретирован как устанавливающий какие-либо отношения кроме консультационных и никакие иные соглашения (как-то: о партнерстве, трудовые, совместное предприятие, агентство и пр.) не могут быть истолкованы как имеющие место. Срок действия данного Договора истекает 31 декабря 2020 года. Если Заказчик желает получать услуги после наступления указанной даты, новый контракт должен быть подписан.
9. Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. If any provision is invalid, the remaining provisions shall remain enforceable.	9. Интерпретация. Когда возможно, положения данного Контракта интерпретируются таким образом, чтобы оставаться правомерными и имеющими силу по отношению к соответствующему закону. Если какое-либо из положений будет признано как не имеющее законной силы остальные положения остаются в силе.
10. Entire Agreement; Waiver. This Agreement contains the entire understanding of the Parties with respect to its subject matter. All prior commitments and understandings are merged herein. All other documents, whether signed or unsigned, including purchase orders, shall not be given any effect which is inconsistent with this Contract unless this provision is specifically referred to and waived by the Developer or the Customer in writing.	10. Целостность Контракта; Отказ от прав. Данный Контракт описывает взаимоотношения сторон в полном объеме. Все предыдущие договоренности и соглашения учтены в данном Контракте. Любые прочие документы, как подписанные, так и нет, включая заказы на поставку, не могут иметь последствий не совместимых с данным Контрактом за исключением, когда такое положения явным образом упоминается и подтверждено в письменном виде Разработчиком или Заказчиком.
11. Controlling Law and Arbitration. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California (United States of America). The parties agree that no action by one party against the other may be brought in any court, in any jurisdiction, except according to the terms of this paragraph. The parties agree to venue and jurisdiction of the courts located in Santa Clara County, California. No termination or expiration of this Agreement shall affect the right to arbitrate disputes.	11. Право и арбитраж. Данный Контракт интерпретируется и исполняется в соответствии с законами штата Калифорнии (США). Стороны соглашаются, что никакие судебные действия против другой стороны не могут быть произведены в судах и юрисдикциях иных, чем указанных в условиях данного параграфа. Стороны соглашаются с выбором Санта-Клара, штат Калифорния, в качестве судебного округа. Окончание либо прерывание данного Контракта не может повлиять на право проведения арбитражного спора.

12. Force Majeure. Neither party will be liable to the other by reason of any failure in performance of this Agreement if the failure arises out of the unavailability of communications facilities or energy sources, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any causes beyond the reasonable control of that party.	12. Форс-мажор. Ни одна из сторон не будет нести ответственность по отношению к другой стороне за невыполнение условий данного Контракта, в случае если такое невыполнение является следствием отсутствия средств коммуникации, источников энергии, действия третьей стороны, действия правительственных органов, пожара, забастовки, транспортных задержек, массовых беспорядков или войны, либо других причин, выходящих за рамки разумного контроля соответствующей стороны.
13. Miscellaneous. All changes and additions to this Agreement are drawn up as separate appendixes and will be its integral parts if signed by both parties. Facsimile copies and copies sent by e-mail of the Contract or deed of performed work equate to the originals. The Customer does not use a seal to sign the Contact and Act of formal acceptance. This Contract is bi-lingual, English-Russian. Shall any inconsistencies or disputes arise, English text takes precedence over Russian.	13. Прочие условия. Все изменения и дополнения к данному Контракту оформляются отдельными приложениями и будут являться его неотъемлемыми частями, если они подписаны обеими сторонами. Факсимильные или присланные электронной почтой копии Контракта и Актов выполненных работ приравниваются к оригиналам. При заключении Контракта и Акта выполненных работ Заказчик не используют печать. Настоящий Контракт составлен на двух языках, английском и русском. В случае возникновения разночтений предпочтение отдается английской версии.
EXECUTOR: PE Denys Holubovskyi **Identification number:** Address: 31 Sadova 73 Street, Kyiv, Ukraine, 02132 BENEFICIARY: Account number: BANK OF BENEFICIARY: JSC CB "PRIVATBANK", 1D HRUSHEVSKOHO STR., KYIV, 01001 UKRAINE SWIFT: PBANUA2X ____________ (signature) Denys Holubovskyi Private Entrepreneur (without a seal) CUSTOMER: Rentberry, Inc. Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105, USA Oleksiy Lyubynskyy (signature) Oleksiy Lyubynskyy CEO	ПОДРЯДЧИК: ФЛП Голубовский Денис **Идентификациойнный номер:** Адрес: 02132, Украина, г. Киев, ул. Садовая 73, д. 31 ПОЛУЧАТЕЛЬ: Счет: БАНК ПОЛУЧАТЕЛЯ: ПРИВАТБАНК», 01001, Украина, г. Киев, ул. Грушевского, 1 SWIFT: PBANUA2X ____________ (подпись) Голубовский Денис Физическое лицо - предприниматель (без печати) ЗАКАЗЧИК: Rentberry, Inc. Адрес: 94105, США, Калифорния, г. Сан Франциско, 201 ул. Спеар, офис 1100 Oleksiy Lyubynskyy (подпись) Алексей Любинский Генеральный Директор